As filed with the Securities and Exchange Commission on December 28, 2018

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

China Online Education Group

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

6th Floor Deshi Building North

Shangdi Street, Haidian District

Beijing 100085, People’s Republic of China

+86-10-5692-8909

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

2016 Share Incentive Plan

(Full title of the plan)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, Delaware 19711

+1 302-738-6680

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company”, and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

Copies to:

Jimmy Lai	Z. Julie Gao, Esq.
Chief Financial Officer	Will H. Cai, Esq.
China Online Education Group	Skadden, Arps, Slate, Meagher & Flom LLP
6th Floor Deshi Building North	c/o 42/F, Edinburgh Tower
Shangdi Street, Haidian District	The Landmark
Beijing 100085, People’s Republic of China	15 Queen’s Road Central
+86-10-5692-8909	Hong Kong
+852 3740-4700

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered (1)	Amount to be Registered(2)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A Ordinary Shares, par value $0.0001 per share	18,000,000	(3)	$0.34033	(3)	$6,126,000	$742.4712

(1)         These shares may be represented by the Registrant’s ADSs, each of which represents 15 Class A ordinary share. The Registrant’s ADSs issuable upon deposit of the Class A ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (333-211672).

(2)         Represents Class A ordinary shares issuable upon exercise of options and vesting of restricted shares and restricted share units granted under the 2016 Share Incentive Plan ( the “2016 Plan”).  Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares which may be offered and issued to prevent dilution from share splits, share dividends or similar transactions as provided in the 2016 Plan. Any Class A ordinary share covered by an award granted under the 2016 Plan (or portion of an award) that terminates, expires, lapses or repurchased for any reason will be deemed not to have been issued for purposes of determining the maximum aggregate number of Class A ordinary shares that may be issued under the 2016 Plan.

(3)         The amount to be registered represents the estimated aggregate number of shares that are reserved for future award grants under the 2016 Plan by the end of 2021, which was not previously registered under the registration statement on Form S-8 (File No. 333-213457), as filed with the Securities and Exchange Commission (the “Commission”) on September 2, 2016 (the “Prior Registration Statement”). The proposed maximum offering price per share, which is estimated solely for the purposes of calculating the registration fee under Rule 457(h) and Rule 457(c) under the Securities Act, is based on $5.105 per ADS, the average of the high and low prices for the registrant’s ADSs as quoted on  the New York Stock Exchange on December 24, 2018.

EXPLANATORY NOTE

This registration statement on Form S-8 is filed pursuant to General Instruction E to Form S-8 for the purposes of registering an aggregate of 18,000,000 Class A Ordinary Shares of China Online Education (the “Registrant”), which is the estimated aggregate number of shares that are reserved for future award grants under the 2016 Plan by the end of 2021.

Previously, an aggregate of 49,029,922 Class A Common Shares of the Registrant were registered for issuance under the 2013 Share Incentive Plan, the 2014 Share Incentive Plan (as amended in February 2016) and the 2016 Plan and pursuant to the Prior Registration Statement.  In accordance with General Instruction E to Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference, except as otherwise set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 1.         Incorporation of Documents by Reference

The following documents previously filed by China Online Education Group (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) are incorporated by reference herein:

(a)                                 The Registrant’s registration statement on Form S-8 (File No. 333-213457) as filed with the Commission on September 2, 2016;

(b)                                 The Registrant’s annual report on Form 20-F for the fiscal year ended December 31, 2017 filed with the Commission on April 24, 2018; and

(c)                                  The description of the Registrant’s Class A ordinary shares incorporated by reference in the Registrant’s registration statement on Form 8-A (File No. 001-37790) filed with the Commission on May 27, 2016, including any amendment and report subsequently filed for the purpose of updating that description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference in this registration statement will be deemed to be modified or superseded to the extent that a statement contained in this registration statement or in any other later filed document that also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this registration statement.

Item 8.         Exhibits

See the Index to Exhibits attached hereto.

EXHIBIT INDEX

Exhibit Number	Description

4.1

Fifth Amended and Restated Memorandum and Articles of Association of the Registrant, adopted on May 27, 2016 (incorporated herein by reference to Exhibit 3.2 to the registration statement on Form F-1, as amended (File No. 333-211315))

4.2	Registrant’s Specimen Certificate for Class A ordinary shares (incorporated herein by reference to Exhibit 4.2 to the registration statement on Form F-1, as amended (File No. 333-211315))

4.3

Deposit Agreement dated June 9, 2016 among the Registrant, the depositary and holders of the American Depositary Receipts (incorporated herein by reference to Exhibit 4.3 to the registration statement on Form S-8 (File No. 333-213457))

5.1*	Opinion of Travers Thorp Alberga, regarding the legality of the Class A ordinary shares being registered

10.1	2013 Share Incentive Plan (incorporated herein by reference to Exhibit 10.1 to the registration statement on Form F-1, as amended (File No. 333-211315))

10.2	2014 Share Incentive Plan (as amended in February 2016) (incorporated herein by reference to Exhibit 10.2 to the registration statement on Form F-1, as amended (File No. 333-211315))

10.3	2016 Share Incentive Plan (incorporated herein by reference to Exhibit 10.3 to the registration statement on Form F-1, as amended (File No. 333-211315))

23.1*	Consent of PricewaterhouseCoopers Zhong Tian LLP, Independent Registered Public Accounting Firm

23.2*	Consent of Travers Thorp Alberga (included in Exhibit 5.1)

24.1*	Powers of Attorney (included on signature page hereto)

*                 Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, China, on December 28, 2018.

China Online Education Group

By:	/s/ Jack Jiajia Huang
	Name:	Jack Jiajia Huang
	Title:	Director and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, severally and not jointly, each of Jack Jiajia Huang and Jimmy Lai, with full power to act alone, as his or her true and lawful attorney-in-fact, with the power of substitution, for and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jack Jiajia Huang	Director and Chief Executive Officer	December 28, 2018
Jack Jiajia Huang	(Principal Executive Officer)

/s/ Ting Shu	Director and Senior Vice President	December 28, 2018
Ting Shu

/s/ Jimmy Lai	Chief Financial Officer	December 28, 2018
Jimmy Lai	(Principal Financial Officer)

/s/ Frank Lin	Director	December 28, 2018
Frank Lin

/s/ Xing Liu	Director	December 28, 2018
Xing Liu

/s/ Wei Li	Director	December 28, 2018
Wei Li

/s/ Conor Chia-hung Yang	Director	December 28, 2018
Conor Chia-hung Yang

/s Xiaoguang Wu	Director	December 28, 2018
Xiaoguang Wu

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of China Online Education Group, has signed this registration statement or amendment thereto in Newark, Delaware, United States of America on December 28, 2018.

Authorized U.S. Representative

By:	/s/ Donald J. Puglisi
	Name:	Donald J. Puglisi
	Title:	Managing Director